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EXHIBIT 10.25

                             EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement") is effective as of December 9, 1996 (the "Effective Date"), by and between EAGLE RIVER INTERACTIVE, INC., a Delaware corporation (the "Company"), and KEVIN ROWE (the "Executive").

                                   RECITALS:

         A. The Company desires to obtain the benefit of the Executive's knowledge, skills and experience and assure itself of the ongoing right to Executive's services, beginning on the Effective Date, and is willing to do so on the terms and conditions set forth in this Agreement; and

         B. The Executive is willing and able to render services to the Company, beginning on the Effective Date, on the terms and conditions set forth in this Agreement;

                                  AGREEMENTS:

         In consideration of the mutual agreements, provisions and covenants contained in this Agreement, the Company and Executive hereby agree as follows:

         1.      EMPLOYMENT.

         (a) Title and Duties of Executive. Subject to all of the terms and conditions provided in this Agreement, the Company hereby employs Executive as Executive Vice President, and Executive hereby accepts employment with the Company. Executive shall report to the Chairman, President and Chief Executive Officer of the Company (the "Reporting Officer"), or such other person as may be designated by the Reporting Officer. Executive's initial area of responsibility shall be to lead the interactive development division of the Company. Executive's duties together with his title are subject to modification by the Reporting Officer, provided that any such modification shall be consistent with Executive's skills and experience and in the best interests of the Company. Executive shall at all times be subject to and shall observe and carry out such reasonable rules, regulations, policies, directions and restrictions as may be established from time to time by the Company.

         (b) Performance. Throughout the period of Executive's employment hereunder, Executive shall devote his full business time, attention, knowledge and skills, faithfully, diligently and to the best of Executive's ability, to the active performance of his duties hereunder, and do such traveling as may reasonably be required in connection with the performance of such duties.

         2.      TERM OF EMPLOYMENT.

         Unless terminated as provided in Section 5 hereof, the term of this Agreement shall be for a period of four years, commencing on the Effective Date and continuing through and including the day immediately preceding the fourth anniversary of the Effective Date (the "Employment Period").

         3.      COMPENSATION AND BENEFITS.

         (a) Base Salary. As compensation for the services to be rendered by Executive hereunder, the Company shall pay to Executive a base salary of $200,000 per year (the annual base salary payable hereunder, as the same may be adjusted from time to time, is referred to herein as the "Base Salary"), payable in periodic installments (but in no event less frequently than monthly) in accordance with the standard payroll practices of the Company in effect from time to time, less income tax withholdings and other required employee deductions. Executive's Base Salary shall be reviewed on a merit basis on the first
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anniversary date of this Agreement.

         (b) Bonus. For each fiscal year during the Employment Term, the Company will set a target bonus for Executive equal to $200,000 through Executive's participation in the Company's Performance Bonus Plan for its senior executive officers and senior management officers, as implemented by the Compensation Committee of the Company. The amount of the bonus actually paid, if any, will be determined by the Company based upon the financial objectives as set forth in such Performance Bonus Plan. If Executive's employment has been terminated prior to the end of any fiscal year by Company without cause, Executive shall be entitled to receive a portion of the bonus which would have been payable to him under the Performance Bonus Plan with respect to such Fiscal Year, if any, such amount to be determined by the Compensation Committee of the Company in good faith.

         (c) Business Expenses; Car Allowance. In accordance with the Company's policies established from time to time, the Company will pay or reimburse Executive for all reasonable and necessary out-of-pocket expenses incurred by him in the performance of his duties under this Agreement, subject to the presentation by Executive of appropriate receipts and vouchers. The Company shall pay to Executive an automobile allowance in the amount of $650 per month.

         (d) Stock Options. Forthwith following the Effective Date, Executive shall be granted an option to purchase 300,000 shares of the common stock of the Company (the "Stock Option"). The Stock Option shall vest and become exercisable in four annual installments of 75,000 shares, beginning on the day immediately preceding the first anniversary of the Effective Date, at the exercise price per share equal to the per share fair market value of the common stock of the Company determined as of the last trading day prior to the option grant date. The Stock Option shall be granted under the Company's 1995 Executive Stock Option Plan, and shall be subject to the terms and conditions of such plan and the Stock Option Agreement, to be executed by the Executive and the Company in the form attached hereto as Exhibit A. Notwithstanding the foregoing, the grant of the Stock Options to the Executive will ratably lapse (based on all option grants in excess of the number of shares authorized under the Executive Stock Option Plan) if, at the next annual meeting of Stockholders, the Stockholders of the Company do not approve an increase in the number of shares authorized under the Executive Stock Option Plan so as to sufficiently cover all grants of Stock Options outstanding at the time of such Stockholder's approval. In the event, some or all of the Stock Options granted to Executive lapse as a result of the failure of the Company's stockholders to approve a sufficient increase in the number of shares authorized under the Executive Stock Option Plan, the Company shall in good faith offer the Executive stock appreciation rights, a bonus, or other form of compensation in order to compensate the Executive for any loss of the economic benefit of the such lapsed Stock Options.

         (e) Fringe Benefits. The Company shall make available to Executive, throughout the period of employment hereunder, such benefits and perquisites as are generally provided by the Company to its executive employees. Without limiting the foregoing, the Company shall make available to Executive any benefits payable following a change in control of the Company, including severance benefits, as are generally provided by the Company to its executive employees subject to any terms and conditions which are generally applicable to such executive officers. Furthermore, without limiting the foregoing, Executive shall be eligible to participate in the pension plan, group life, health or accident insurance, or other such plan or policy which may presently be in effect or which may hereafter be adopted by the Company for the benefit of its executive employees generally, in each case subject to the terms and conditions of any such plan or policy.

         (f) Severance Pay. In consideration of his employment and the covenants and agreements accepted by the Executive hereunder, including without limitation, Executive's covenants set forth in Section 8 hereof, the Company shall pay to the Executive severance compensation in accordance with the provisions of this Section 3(f). In the event Executive's employment with the Company is terminated by the Company without cause pursuant to Section 5(d) herein, or if Executive resigns from employment with the Company for Good
Reason (as defined below), and the effective date of such termination or resignation
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is during the initial Employment Period, the Company shall pay to the Executive severance pay an aggregate amount equal to (i) 75% of the Base Salary that he was receiving immediately before his termination if such termination or resignation is effective at any time prior to the third anniversary of this Agreement, or (ii) 50% of the Base Salary that he was receiving immediately before his termination if such termination or resignation is effective at any time on or after the third anniversary of this Agreement (in either case, the "Severance Amount"). The Severance Amount shall be payable in periodic installments subject to the terms of Section 3(a), less income tax withholdings and other required employee deductions. For purposes of this Agreement, "Good Reason" means that the Executive is required as a condition of his employment to relocate his office more than 40 miles from the present location of the Company's Chicago office, the Company changes Executive's duties such that Executive's job responsibilities and working conditions are materially and adversely affected without the consent of the Executive, or the amount of Executive's Base Salary is reduced below the initial Base Salary set forth in
Section 3(a) above without the consent of the Executive.

         4.      VACATION.

         Throughout the period of Executive's employment hereunder, Executive shall be entitled to take, from time to time, on an annual basis, four weeks of vacation with pay, at such times as shall be mutually convenient to Executive and the Company.

         5.      TERMINATION.

         (a) Cause. At any time during the term of Agreement, the Company may, without any further liability hereunder, forthwith terminate the term of Executive's employment under this Agreement at any time "for cause." Termination "for cause" shall mean termination by action of the Board of Directors (or an officer designated by the Board) because of any one or more of the following: (i) the Executive's conviction of, or plea of nolo contendere to, a felony; (ii) the Executive's breach of any legal duty of loyalty to the Company, misappropriation of the Company's funds, or dishonest, fraudulent, illegal or unethical business conduct; (iii) the failure of Executive to perform the duties provided in Section 1 or comply with the reasonable rules, regulations, policies, directions and restrictions generally applicable to employees in similar positions as may be established from time to time by the Company, which failure to so perform or comply shall continue after notice from the Company; (iv) the Executive's breach of the obligations provided in Sections 6, 7, 8 and 9 of this Agreement; (v) the Executive's illegal use of controlled substances; or (vi) any material breach of this Agreement by the Executive (other than one identified above) which shall continue after notice from the Company. Termination "for cause" shall be effective immediately for those events described in subparagraphs (i), (ii), (iv), and (v). Termination "for cause" shall be effective immediately upon the giving of written notice by the Company to Executive of the continuance of Executive's failure to perform or comply with respect to the items described in subparagraph (iii) above or the continuance of a breach described in subparagraph (vi) above. In the event that the Executive is purportedly terminated for cause and a court, arbitration panel or other tribunal having jurisdiction determines that "cause" as defined herein was not present, then such purported termination for cause shall be deemed a termination without cause pursuant to Section 5(d) and the Executive's rights and remedies will be governed by Section 3(f) hereof, in full satisfaction and in lieu of any and all other or further remedies the Executive may have.

         (b) Death of Executive. This Agreement shall terminate automatically upon the death of Executive.

         (c) Disability. This Agreement shall terminate upon a determination by the Board of Directors that the Executive is unable to perform the essential functions of his employment position, due to a disability of Executive that cannot be reasonably accommodated by the Company, the effectiveness of such termination to be the date on which Executive becomes eligible to receive benefits under the long term disability plan of the Company in effect on the date of such termination, or such later date as determined by the Board of Directors.
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         (d)     Termination Without Cause.  This Agreement may be terminated by either party without cause, or by the Executive for Good Reason (as defined in Section 3(f) above), by giving written notice of termination at least two weeks prior to the effective date of such termination.

         6.      CONFIDENTIAL INFORMATION.

         (a) Disclosure and Use. Executive shall not disclose or use at any time, either during or after Executive's employment with the Company or any other direct or indirect subsidiary of the Company (collectively referred to herein as the "Company"), any trade secrets or other confidential information, whether patentable or not, of the Company, including but not limited to, technical or non-technical data, a formula, pattern, compilation, program, device, method, technique, drawing, process, financial data, or list of actual or potential customers or suppliers, of which Executive is or becomes informed or aware during said employment, whether or not developed by Executive, except
(i) as may be required for Executive to perform his employment duties with the Company; (ii) to the extent such information has been disclosed to Executive by a third party who is not subject to restriction on the dissemination of such information or becomes generally available to the public other than as a result of a disclosure by a party who is not subject to restriction on the dissemination of such information; (iii) information which must be disclosed as a result of a subpoena or other legal process, after the Company has had the opportunity to request a suitable protective order for such information, or
(iv) unless Executive shall first secure the Company's prior written authorization. This covenant shall survive the termination of Executive's employment with the Company, and shall remain in effect and be enforceable against Executive for so long as any such Company secret or confidential information retains economic value, whether actual or potential, from not being generally known to other persons who can obtain economic value from its disclosure or use. Executive shall execute such reasonable further agreements of Executive's obligations to the Company concerning non-disclosure of Company trade secrets and confidential information as the Company may require from time to time.

         (b) Return of Materials. Upon termination of his employment with the Company, Executive shall promptly deliver to the Company all customer lists, specifications, drawings, listings, documentation, manuals, letters, notes, note books, reports, and copies thereof, and all other materials of a secret or confidential nature relating to the Company's business, which are in the possession or under the control of Executive.

         7.      INVENTIONS AND DISCOVERIES.

         Executive hereby assigns to the Company all of Executive's rights, title and interest in and to all inventions, discoveries, processes, designs and other intellectual property (hereinafter referred to collectively as the "Inventions"), and all improvements on existing Inventions made or discovered by Executive during the term of Executive's employment by the Company.
Promptly upon the development or making of any such Invention or improvement thereon, Executive shall disclose the same to the Company and shall execute and deliver to the Company such reasonable documents as the Company may request to confirm the assignment of Executive's rights therein and, if requested by the Company, shall assist the Company in applying for and prosecuting any patents which may be available in respect thereof. The Company acknowledges and hereby notifies Executive that this Section 7 does not apply to an Invention for which no equipment, supplies, facility or trade secret information of the Company was used and which was developed entirely on Executive's own time, unless (a) the Invention relates to (i) the business of the Company, or (ii) the Company's actual or demonstrably anticipated research or development, or (b) the Invention results from any work performed by Executive for the Company.

         8. RESTRICTIVE COVENANT. As conditions of his employment and in consideration of his employment, Executive covenants and agrees as follows:

                 (a) during his employment with the Company, and for a period of 12 months
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thereafter, he will not, without the prior written consent of the Board of
Directors of the Company, directly or indirectly, as a stockholder (except as a stockholder owning beneficially or of record less than 5% of the outstanding shares of any class of publicly traded stock of any issuer), or as an officer, director, employee, partner, joint venturer, proprietor or otherwise, engage in, become interested in, consult with, lend to or borrow from, advise or negotiate for or on behalf of, any business which is competitive with any business in which the Company is engaged during the one year period immediately preceding the termination of Executive's employment with the Company and which is conducting such competitive business in the United States or any other jurisdiction in which the Company is doing business during the one year period immediately preceding the termination of Executive's employment with the Company (a "Competitive Company"); provided, however, that notwithstanding the foregoing, but subject to the other provisions of this Section 8, the Executive shall be permitted to become an employee of a Competitive Company if: (i) the Competitive Company's competitive line of business does not constitute a principal business activity of such company; (ii) Executive's activities with respect to the Competitive Company are unrelated in any material respect to the competitive business during the effective period of this Section 8(a); (iii) the Executive provides the Company reasonable evidence of his compliance with this Section 8(a) and Section 8(d) below; and (iv) the Competitive Company acknowledges to the Company in writing that it will not take any action the effect of which would be to cause or otherwise allow the Executive to violate his obligations under this Section 8.

                 (b) during his employment with the Company, and for a period of 12 months thereafter, he will not solicit (or employ or cause to be employed other than by the Company) other employees of the Company or any affiliate or subsidiary of the Company, directly or indirectly, for the purpose of enticing them to leave their employment with the Company or any affiliate or subsidiary of the Company;

                 (c) during his employment with the Company, and for a period of 12 months thereafter, he will not attempt in any manner to solicit from any client of the Company at any time during the Employment Period any business of the type performed by the Company or to persuade any such client to cease doing business, or to reduce the amount of business which such client has customarily done or contemplates doing, with the Company, whether or not the relationship between the Company and such client was originally established in whole or in part through his efforts;

                 (d) during his employment with the Company, and for a period of 12 months thereafter, he will make full and complete disclosure of the existence of this Agreement and the content of this Section 8 to all prospective employers with whom he may discuss possible employment;

                 (e) he will refrain from any disparagement, whether direct or indirect, through innuendo or otherwise, of the Company or any of its employees, agents, officers, directors, shareholders or affiliates, it being acknowledged that this provision shall not be deemed to limit the expression by the Executive of his honest and fair opinion given to the Company's directors, officers, or employees in the course of the performance of Executive's employment;

                 (f) during his employment with the Company, he will not, without the prior written consent in each case of the President and Chief Executive Officer or Board of Directors of the Company: (i) participate actively in any other business interests or investments which would conflict with his responsibilities under this Agreement or (ii) borrow money from, or lend to, customers (except those commercial institutions whose business it is to lend money) or individuals or firms from which the Company, or any affiliate or subsidiary of the Company, buys services, materials, equipment or supplies, or with whom the Company, or any affiliate or subsidiary of the Company, does business;

                 (g) that, during his employment with the Company, he will not, without the prior written consent in each case of the President and Chief Executive Officer or Board of Directors of the Company: (i) exchange goods, products or services of the Company in return for goods, products or services of any individual or firm or (ii) accept gifts or favors from any outside organization or agency
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which, individually or collectively, may cause undue influence in his selection of goods, products or services for the Company;

                 (h) that, after the termination of his employment with the Company, he will not secure, or attempt to secure, from any employee or former employee of the Company or any affiliate or subsidiary of the Company, any information relating to the Company or any affiliate or subsidiary of the Company or its business operations; and

                 (i) that, he will promptly and voluntarily advise the President and Chief Executive Officer or Board of Directors of the Company of any activities which might result in a conflict of interest with his duties to the Company hereunder. Executive represents and warrants to the Company that, notwithstanding the operation of the covenants contained in this Section 8, upon the termination of his employment hereunder, Executive will be able to obtain employment for the purpose of earning a livelihood.

         9.      AGREEMENTS REGARDING PRIOR EMPLOYMENT.

                 (a) As used in this Section 9 the following terms have the following meanings.

                          "Trade Secret" means the whole or any portion of the property of a person (the "Owner") consisting of any information, pattern, compilation, data, list, document, memorandum, process, program, device, method, technique, formula or improvement, whether patentable or not, relating to the business of the Owner (i) of which Executive became aware as a consequence of or through his relationship with the Owner; (ii) which derives independent economic value, actual or potential, from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use; and
         (iii) which is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. Assuming these three criteria are met, Trade Secrets shall include information relating to the financial affairs, customers, employees, employees' compensation, research, development, inventions, existing and future products and services, plans and designs, and marketing of the Owner. Trade Secrets shall not include any data or information that has been voluntarily disclosed to the public by the Owner or become generally known to the public.

                          "Former Employer" means, collectively, Systemhouse, Inc. and Andersen Consulting, as well as any parent, subsidiary, and affiliate corporations of either of them.

                 (b) To induce the Company to enter into this Agreement, Executive represents to the Company that the following statements are true and correct:

                          (i) Executive has not delivered to the Company, directly or indirectly, any document, writing or other physical manifestation containing or disclosing any Trade Secret of a Former Employer;

                          (ii) Executive has not, to the best of his knowledge, orally disclosed to the Company, directly or indirectly, any Trade Secret of a Former Employer;

                          (iii) Executive has delivered all documents which set forth Executive's obligations to any Former Employer with respect to the nondisclosure of information, competition, or the solicitation of the employees or customers;

                          (iv)    No Former Employer has asserted that
         Executive has misappropriated, wrongfully disseminated or otherwise improperly used any of their respective Trade Secrets;

                          (v) Executive has not threatened or otherwise expressed an intent to disclose to any person any Trade Secret of any Former Employer;
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                          (vi)    Executive does not believe that the
         performance of his duties and responsibilities arising from this Agreement will require his reliance on, use of or disclosure of any Trade Secret of any Former Employer.

                 (c) Executive and the Company make the following covenants to each other:

                          (i) Neither the Company nor Executive intends to obtain, learn, disclose or use any Trade Secret of a Former Employer;

                          (ii) Executive will not disclose to the Company any Trade Secret of a Former Employer, and the Company will not request Executive to make any such disclosure.

         10.     SEVERABILITY.

         If any provision of this Agreement is held invalid or unenforceable, either in its entirety or by virtue of its scope or application to given circumstances, such provision shall thereupon be deemed modified only to the extent necessary to render the same valid, or not applicable to the given circumstances, or excised from this Agreement, as the situation may require, and this Agreement shall be construed and enforced as if such provision had been included herein as so modified in scope or application, or had not been included herein, as the case may be. Should this Agreement, or any one or more of its provisions hereof, be held to be invalid, illegal or unenforceable within any governmental jurisdiction or subdivision thereof, the Agreement or any such provision or provisions shall not as a consequence thereof be deemed to be invalid, illegal or unenforceable in any other governmental jurisdiction or subdivision thereof. The existence of any claim or cause of action which Executive may have against the Company shall not constitute a defense or bar to the enforcement of any of the provisions of this Agreement and shall be pursued through separate court action by the Executive.

         11.     LEGAL REMEDIES.

         Executive hereby acknowledges that the Company would suffer irreparable injury if the provisions of paragraphs 6, 7, 8, and 9 above, which shall survive the termination of the Agreement, were breached and that the Company's remedies at law would be inadequate in the event of such breach. Accordingly, Executive hereby agrees that any such breach or threatened breach may, in addition to any and all other available remedies, be preliminarily enjoined by the Company without bond or other security and without having to prove the inadequacy of the available remedies at law. In the event of litigation under this Agreement, each of the Company and Executive shall pay its own attorneys' fees and expenses.

         12.     NON-ASSIGNABILITY.

         In light of the unique personal services to be performed by Executive hereunder, it is acknowledged and agreed that any purported or attempted assignment or transfer by Executive of this Agreement or any of Executive's duties, responsibilities or obligations hereunder shall be void. This Agreement may be assigned by the Company to any subsidiary or affiliate of the Company without the prior written consent of Executive.

         13.     NOTICES.

         Any notice, request, demand or other communication required or permitted under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or when mailed by certified mail, return receipt requested, addressed as follows:

                 If to the Company:

                          Eagle River Interactive, Inc.
                          400 West Erie
                          Suite 504
                          Chicago, IL 60610
                          Attention:  President

                 with a copy to:

                          Mr. Fred D. McCallister
                          Eagle River Interactive, Inc.
                          1701 N. Market Street, Suite 400
                          Dallas, Texas 75202

                 If to Executive:

                          Kevin Rowe
                          21788 Chapel Hill Road
                          Barrington, IL 60010

or to such other address or addresses as may be specified from time to time by notice; provided, however, that any notice of change of address shall not be effective until its receipt by the party to be charged therewith.

         14.     GENERAL.

         (a) Amendments. Neither this Agreement nor any of the terms or conditions hereof may be waived, amended or modified except by means of a written instrument duly executed by the party to be charged therewith.

         (b) Captions and Headings. The captions and paragraph headings used in this Agreement are for convenience of reference only, and shall not affect the construction or interpretation of this Agreement or any of the provisions hereof.

         (c) Assumption of Obligations. The Company agrees that it shall not enter into any merger, reorganization, sale of substantially all its assets or other similar agreement or transaction without specifically providing that any successor entity shall assume the obligations of the Company hereunder. Executive agrees that the Company may assign its rights hereunder to such successor entity provided that such assignment shall not offset, reduce, or diminish any rights which shall accrue to Executive as a result of any Change in Control (as defined in the 1995 Executive Stock Option Plan of Eagle River Interactive, Inc.) which may thereby occur. Except as set forth in this Section, neither the Company nor Executive shall assign their rights under this Agreement without the consent of the other party.

         (d) Successors and Assigns. Subject to Section 14(c), this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns.

         (e) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original hereof, but all of which together shall constitute one and the same instrument.

         (f) Entire Agreement. Except as otherwise set forth or referred to in this Agreement, this Agreement constitutes the sole and entire agreement and understanding between the parties hereto as to the subject matter hereof, and supersedes all prior discussions, agreements and understandings of every kind and nature between them as to such subject matter.

         (g) Reliance by Third Parties. This Agreement is intended for the sole and exclusive benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns, and no other person or entity shall have any right to rely on this Agreement or to claim or derive any benefit therefrom absent the express written consent of the party to be charged with such reliance or benefit.

         (h) Governing Law. This Agreement shall be construed in accordance with and governed in all respects by the laws of the State of Illinois (without giving effect to the conflicts of laws provisions thereof).

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the date first set forth above.


                                   EAGLE RIVER INTERACTIVE, INC.


                                   By:  /s/ Terence M. Graunke
                                      -------------------------------------
                                           Terence M. Graunke, President


                                     /s/ Kevin Rowe
                                   ----------------------------------------
                                   Kevin Rowe